UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2011

ALBANY MOLECULAR RESEARCH, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-25323	14-1742717
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 Corporate Circle, P.O. Box 15098, Albany, NY	12212
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (518) 512-2000

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below) :

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events

As previously disclosed in a Current Report on Form 8-K filed on October 19, 2010, the International Centre for Dispute Resolution issued an arbitration award in favor of Borregaard Industries Limited, Borregaard Synthesis (“Borregaard”) against AMRI Rensselaer, Inc., which is a wholly owned subsidiary of Albany Molecular Research, Inc. (“AMRI”).  The arbitrator awarded Borregaard the sum of $8,712,539.00 plus statutory interest at the rate of 9% from August 19, 2009.   Such amount was accrued for by the Company at September 30, 2010.

On March 2, 2011, AMRI and Borregaard entered into a Settlement and Supply agreement (“Agreement”) which serves to settle the arbitral award and other legal proceedings related to the arbitral award that are now pending.  The Agreement requires AMRI to pay $4.8 million to Borregaard and provide a cash collateralized letter of credit to secure the remainder of the arbitral award plus accrued interest. The letter of credit will reduce quarterly based on certain volume purchase milestones.  The Agreement re-establishes the supply relationship between AMRI and Borregaard through 2018 with mutually beneficial terms.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 7, 2011	ALBANY MOLECULAR RESEARCH, INC.

	By:	/s/ Mark T. Frost
Name: Mark T. Frost
Title: Senior Vice President, Administration,
Chief Financial Officer and Treasurer